Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of April 14, 2015, is entered into by and between ULURU Inc., a Nevada corporation (“Company”), and Inter-Mountain Capital Corp., a Delaware corporation, its successors and/or assigns (“Investor”).

A.           Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.           Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $550,000.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) a Warrant to Purchase Shares of Common Stock, in the form attached hereto as Exhibit B (the “Warrant”).

C.           This Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.           For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note and the Warrant. In consideration thereof, Investor shall pay the Purchase Price to Company. For the avoidance of doubt, the Purchase Price constitutes payment in full for the Warrant and the Note.

1.2. Form of Payment. On the Closing Date, Investor shall pay the Purchase Price to Company against delivery of the Note and the Warrant.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about the date first set forth above, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and .pdf of documents and by wire transfer of funds, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note is not secured.

1.5. Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $50,000.00 (the “OID”). The “Purchase Price”, therefore, shall be $500,000.00, computed as follows: $550,000.00 original principal balance, less the OID.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Representations and Warranties of Company. Company represents and warrants to Investor that: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (v) this Agreement, the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) except as has been waived by the appropriate parties or lapsed, the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) to Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company’s filings with the SEC since February 1, 2014 contained, at the time they were filed (other than as modified by subsequent amendments), any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company is not, nor has it been in the past three (3) years, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by Investor relating to the Note or the transactions contemplated hereby; (xii) except for such fees arising as a result of any agreement or arrangement entered into by Investor without the knowledge of Company (an “Investor’s Fee”), Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than an Investor’s Fee, if any), and (xiii) when issued, the Conversion Shares and the Warrant Shares will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; and (ix) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the foregoing matters, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4. Company Covenants. Until all of Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares and the Warrant Shares either have been sold by Investor, or may permanently be sold by Investor without any restrictions pursuant to Rule 144, Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), Company shall provide a copy thereof to Investor promptly after such filings; (ii) except following a Fundamental Transaction (as defined in the Note) in which the Note is paid off in full, so long as the Note remains outstanding or Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; (iv) when issued, each of the Securities (including, without limitation, the Conversion Shares and the Warrant Shares), will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances, and (v) Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Securities unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in full compliance with all applicable laws and regulations, or (B) to any other party relating to any financing transaction effected prior to the date hereof.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and delivered the same to Investor.

6.2. Company shall have delivered to Investor the duly executed Note and Warrant in accordance with Section 1.2 above.

6.3. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit C acknowledged in writing by Company’s transfer agent (the “Transfer Agent”).

6.4. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

6.5. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

6.6. Company shall have delivered to Investor fully executed copies of the Registration Rights Agreement in the form attached hereto as Exhibit F (the “Registration Rights Agreement”).

6.7. Company shall have delivered to Investor all other Transaction Documents required to be executed by Company herein or therein.

7. Reservation of Shares. At all times during which the Note is convertible or the Warrant is exercisable, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note and full exercise of the Warrant. Company will at all times reserve at least (i) two (2) times the Outstanding Balance divided by the Market Price (as defined in and determined pursuant to the Note) as of the date of determination, plus (ii) two (2) times the number of Warrant Shares (as determined pursuant to the Warrant) deliverable upon full exercise of the Warrant (the “Share Reserve”), but in any event not less than 2,500,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 200,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full and the Warrant exercised in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note and Warrant Shares under the Warrant, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note or a Notice of Exercise under the Warrant. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note and the Warrant to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

8. Investor’s Consent Right to New Issuances.  From and after the date hereof and until all of Company’s obligations hereunder and the Note are paid and performed in full, Company shall not enter into any transaction pursuant to Section 3(a)(9) or Section 3(a)(10) of the 1933 Act without first obtaining Investor’s written consent to such Variable Security Issuance.

9. Registration Rights Agreement. Company hereby covenants and agrees to use its best efforts to prepare and file with the SEC on or before May 11, 2015 a Registration Statement, registering for resale by Investor of all of the Conversion Shares and the Warrant Shares upon the terms and conditions set forth in that certain Registration Rights Agreement attached hereto as Exhibit F.

10. Restrictions on Sales of Shares. Investor agrees that, with respect to any shares of Common Stock issued to Investor by the Company pursuant to the Note or the Warrant (collectively, the “Investor Shares”), in any given calendar week its Net Sales (as defined below) of such Investor Shares shall not exceed the greater of (a) ten percent (10%) of Company’s weekly dollar trading volume in such week (which, for purposes hereof, means the number of shares traded during such calendar week multiplied by the volume weighted average price per share for such week), and (b) $25,000. For purposes of this Agreement, the term “Net Sales” means (y) the gross proceeds from sales of the Investor Shares sold in a calendar week, minus (z) the purchase price paid for any shares of Company’s Common Stock purchased in the open market in such week up to a maximum of $7,500 (with shares of the Company’s Common Stock purchased in the open market in excess of $7,500 not being subtracted from the gross proceeds under subsection (y)). Company’s sole remedy for a breach of this this restriction is that Investor will owe Company twice the amount of the overage for such week. By way of example only, if the Net Sales of a portion of the Investor Shares were $27,000 for a given week, then Investor would owe Company $4,000 (2 x ($27,000 - $25,000)) under this Section.

11. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

11.1. Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.

11.2. Cross Default. Any Event of Default (as defined in the Note) by Company under the Note shall be deemed a default under this Agreement, and any default by Company under this Agreement will be deemed an Event of Default under the Note.

11.3. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for Arbitration (as defined in Exhibit G) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.4. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit G) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit G attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

11.5. Calculation Disputes. Certain arithmetic calculations are required under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Warrant Shares, Exercise Shares (as defined in the Warrant), Delivery Shares (as defined in the Warrant), Installment Conversion Price (as defined in the Note), Installment Conversion Shares (as defined in the Note) to be delivered, Market Price, Conversion Shares, or the VWAP (as defined in the Note) (collectively, “Calculations”). Notwithstanding the Arbitration Provisions, if a party disputes a Calculation made by the other party, then the party disputing the Calculation shall submit the disputed determinations or arithmetic calculations (as the case may be) via email or facsimile to the other party (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such disputed Calculation, or (b) if no notice gave rise to such dispute, at any time after Investor learns of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such determination or calculation within two (2) Trading Days after such disputed determination or arithmetic calculation (as the case may be) is submitted to the other party, then Investor shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the determinations or calculations (as the case may be) and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

11.6. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.7. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

11.8. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

11.9. Entire Agreement; Amendments. This Agreement and the instruments and exhibits referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

11.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

ULURU Inc.
Attn: Kerry P. Gray
4452 Beltway Drive
Addison, Texas 75001

If to Investor:

Inter-Mountain Capital Corp.
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop, Suite 325
Lehi, Utah 84043

11.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

11.12. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any third party claim brought against any such individual or entity related to any breach or alleged breach by Company of any of its representations or warranties set forth in this Agreement.

11.13. Publicity. Company and Investor shall have the right to review a reasonable period of time before issuance of any press releases by the other party with respect to the transactions contemplated hereby.

11.14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.15. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor or the Company may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor  of the Company may deem expedient. The parties acknowledge and agree that the harm to Investor caused by Company’s failure to comply with any of the terms of the Transaction Documents is incapable of accurate estimation. Such harm may include, without limitation, the loss of profitable business opportunities; Investor’s increased risk; adverse changes in interest rates, future share prices, and trading volumes; and inability of Investor to fulfill its contractual obligations to third parties, and resulting damage to Investor’s goodwill. Accordingly, any fees, balance adjustments, default interest, or other charges assessed under the Transaction Documents are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).  The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are a reasonable forecast of just compensation for the harm to Investor for Company’s failure to comply with any of the terms of the Transaction Documents. All fees, balance adjustments, default interest, or other charges provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

11.16. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. In furtherance of the foregoing, with each Installment Notice (as defined in the Note) delivered to Investor, Company agrees to notify Investor of the number of shares of Common Stock then outstanding and in the event that an issuance would cause the number of shares beneficially owned by Investor to exceed the Maximum Percentage, Investor shall notify Company of the number of shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares not yet issued for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

11.17. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the prevailing party shall be entitled to such party’s reasonable attorneys’ fees and related costs.

11.18. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

11.19. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11.20. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:                                                                                 $550,000.00

Purchase Price:                                                                                 $500,000.00

INVESTOR:

Inter-Mountain Capital Corp.

By: _/s/ John M. Fife  _______________________
       John M. Fife, President

COMPANY:

ULURU Inc.

By:           s/ Kerry P. Gray

Printed Name: Kerry P. Gray

Title:           President and Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Warrant
Exhibit C	Irrevocable Transfer Agent Instructions
Exhibit D	Secretary’s Certificate
Exhibit E	Share Issuance Resolution
Exhibit F	Registration Rights Agreement
Exhibit G	Arbitration Provisions

[Signature page to Securities Purchase Agreement]

EXHIBIT A

NOTE

[attached]

EXHIBIT B

WARRANT

[attached]

EXHIBIT C

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[attached]

EXHIBIT D

SECRETARY’S CERTIFICATE

[attached]

EXHIBIT E

SHARE ISSUANCE RESOLUTION

[attached]

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

[attached]

EXHIBIT G

ARBITRATION PROVISIONS

1.      Dispute Resolution. For purposes of this Exhibit G, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations (as defined in the Agreement). The parties hereby agree that the arbitration provisions set forth in this Exhibit G (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2.      Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3.      Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1         Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 9.10 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 9.10 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 9.10 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2          Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. If Investor fails to identify the Proposed Arbitrators within the time period required above, then Company may at any time prior to Investor designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within ten (10) calendar days after Company has submitted notice of its selected arbitrators to Investor, select, by written notice to Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 10-day period one of the three arbitrators selected by Company, then Company may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Investor. Subject to Paragraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3         An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within thirty (30) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4         The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5         Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below.

3.6         All discovery requests must be submitted in writing to the arbitrator before issuing or serving such discovery requests. In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.  Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7         Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a summary of all opinions the expert will offer at trial and a summary of the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours per expert (in addition to any other depositions permitted hereunder). An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report or articulated in the deposition.

3.8         All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9         The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 270 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the earlier to occur of (a) the filing of an Answer or (b) the due date for the filing of an Answer in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 270-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10         The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11         If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12         The arbitrator is hereby directed to require the non-prevailing party to reimburse the prevailing party the reasonable attorneys’ fees and costs incurred by the prevailing party (excluding amounts paid to the arbitrator).

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